UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

As previously disclosed in a Current Report on Form 8-K filed by First Commonwealth Financial Corporation (“FCF”) with the Securities and Exchange Commission (the “SEC”) on May 2, 2018, FCF is party to a Registration Rights Agreement dated May 1, 2018 with George J Budig Distributive Trust #4A dated December 31, 2015, an Ohio trust, and George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016, an Ohio revocable trust (together, the “Garfield Shareholders”) with respect to the 2,745,098 shares of FCF common stock, par value $1.00, received by the Garfield Shareholders as partial consideration for the merger of Garfield Acquisition Corp. with and into FCF (the “Shares”). In accordance with the Registration Rights Agreement, on May 11, 2018, FCF filed a prospectus supplement with the SEC to register the Shares under the Securities Act of 1933, as amended, for potential resale from time to time by the Garfield Shareholders. The prospectus supplement was filed pursuant to FCF’s existing Registration Statement on Form S-3 (File No. 333-206191). In connection with the registration and potential resale from time to time by the Garfield Shareholders, the legal opinion as to the legality of the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Opinion of Matthew C. Tomb, Esq., counsel for FCF, as to the legality of the FCF common stock.

23.1    Consent of Matthew C. Tomb, Esq., counsel for FCF (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2018
FIRST COMMONWEALTH FINANCIAL CORPORATION

By: /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief Financial
Officer and Treasurer